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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-A	OMB APPROVAL OMB Number: 3235-0056 Expires: October 31, 2005 Estimated average burden hours per response ....3.0

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GMH Communities Trust

(Exact name of registrant specified in charter)
Maryland		20-1181390

(State of incorporation or organization)		(IRS Employer Identification No.)
10 Campus Boulevard Newtown Square, Pennsylvania		19073

(Address of principal executive offices)		(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates:    333-116343

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest, par value $0.001 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:        None

This filing relates to the New York Stock Exchange Original Listing Application filed by the Registrant.

Item 1.    Description of Registrant's Securities to be Registered.

        A description of the Registrant's common shares of beneficial interest, $0.001 par value, is set forth under the caption "Description of Shares" in the prospectus included in the Registrant's Registration Statement on Form S-11 (File No. 333-116343), initially filed with the Securities and Exchange Commission on June 10, 2004 (the "Registration Statement") and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

Item 2.    Exhibits.

        Not applicable.

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GMH COMMUNITIES TRUST
Date: August 31, 2004	By:	/s/ GARY M. HOLLOWAY
	Name:	Gary M. Holloway
	Title:	President, Chief Executive Officer and Chairman of the Board of Trustees

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
Securities to be registered pursuant to Section 12(b) of the Act
  Item 1. Description of Registrant's Securities to be Registered.